                          CERTIFICATE OF INCORPORATION

                                       OF

                                QUOIN CORPORATION


         1. The name of the corporation is QUOIN CORPORATION (the
"Corporation").

         2. The address of the Corporation's registered office in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         3. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the state of Delaware.

         4. (a) The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, with par value of One Dollar ($1.00) per share.

         4. (b) Except as otherwise provided by the laws of the state of Delaware, the holders of the common stock shall have and possess all rights appertaining to capital stock of the corporation. No holder of shares of common stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividends.

         5. The name and address of the incorporator of the Corporation is:

            Name                                 Address
            ----                                 -------
            Angela K. Knowlton                   345 South High Street, Suite 200
                                                 P.O. Box 5004
                                                 Muncie, Indiana  47307-5004


         6. The initial directors of the Corporation, who shall serve until their successors are duly elected and qualified, shall be:

            Name                                 Address
            ----                                 -------
            Monte L. Miller                      P.O. Box 50401
                                                 Henderson, Nevada  89016




            Name                                 Address
            ----                                 -------
            Angela K. Knowlton                   345 South High Street
                                                 Suite 200
                                                 Muncie, IN  47305


7.       The Corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, a majority of the Boards of Directors is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

         9. Meetings of stockholders may be held within or without the state of Delaware as the Bylaws provide. The books of the Corporation may be kept (subject to any provision contained in the statutes of the state of Delaware) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be written ballot unless the Bylaws of the Corporation shall so provide.

         10. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, provided that this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         11. The Corporation shall indemnify any and all of its directors or officers, including former directors and officers and any employee who shall serve as an officer or director of this Corporation or of any other corporation at the request of this Corporation, to the fullest extent permitted in accordance with the laws of the state of Delaware.

         12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in any manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are subject to this reservation.


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


         THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Laws in the state of Delaware, does not now make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true and accordingly has hereunto set her hand this 20th day of December, 1996.

                                                     /s/ Angela K. Knowlton
                                                     ----------------------










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